Exhibit 10.2

Execution Version

AMENDMENT NO. 1

AMENDMENT NO. 1 dated as of September 20, 2017 (this “Amendment”) between CORPORATE CAPITAL TRUST, INC. (the “Borrower”), the Lenders executing this Agreement on the signature pages hereto and JPMORGAN CHASE BANK, N.A., in its capacity as Administrative Agent (the “Administrative Agent”) under the Credit Agreement referred to below.

The Borrower, the Lenders party thereto, and the Administrative Agent are parties to a Senior Secured Term Loan Credit Agreement dated as of May 20, 2014 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”).

The Borrower and the Lenders party hereto wish now to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Agreement, terms defined in the Credit Agreement are used herein as defined therein. This Agreement shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, the Credit Agreement shall be amended as follows:

2.01. References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

2.02. Amended and Restated Definitions. Section 1.01 of the Credit Agreement shall be amended by amending and restating the following definitions in their entirety as follows:

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Anything herein to the contrary notwithstanding, the term “Affiliate” shall not include any Person that constitutes an Investment held by any Obligor or a Designated Subsidiary in the ordinary course of business. For the avoidance of doubt, in respect of the Borrower, the term “Affiliate” shall include KKR Credit Advisors (US) LLC and its Affiliates.

“Affiliate Agreements” means any investment advisory agreement approved by the Borrower’s shareholders between the Borrower or any of its Subsidiaries, on the one hand, and any of their Affiliates, on the other hand.

“Sensitive Information” means the underlying documentation related to any Portfolio Investment, any underwriting memoranda or similar materials with respect to any Portfolio Investment, any information or materials prepared by CNL Fund Advisors Company, KKR Asset Management LLC, KKR Credit Advisors (US) LLC or any of their respective Affiliates in connection with the investment process or strategy of the

Borrower or any valuation reports provided by the Approved Third-Party Appraiser or Independent Valuation Provider (it being understood that the final valuation amounts included in such reports shall not be deemed to be Sensitive Information and shall be provided in summary form (but without supporting detail) to the extent required by this Agreement).

2.03. Article VII. Clause (o) of Article VII of the Credit Agreement shall be amended and restated in its entirety as follows:

“(o) KKR Credit Advisors (US) LLC (so long as it is a Subsidiary of KKR & Co. L.P.) or any Subsidiary of KKR & Co. L.P. that is organized under the laws of a jurisdiction located in the United States of America and in the business of managing or advising clients shall be neither the investment advisor nor the investment sub-advisor for the Borrower for more than three months unless a replacement investment advisor or sub-advisor, as applicable, is approved by the Required Lenders within three months of such change;”

Section 3. Representations and Warranties. As of the date hereof, the Borrower represents and warrants to the Lenders and the Administrative Agent, that this Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4. Conditions Precedent. The amendments set forth in Section 2 hereof shall become effective upon satisfaction of the following conditions:

(a) Execution. The Administrative Agent shall have received counterparts of this Agreement executed by the Borrower and the Required Lenders.

(b) Officer’s Certificate. The Administrative Agent shall have received an officer’s certificate, dated the date hereof and signed by the President, a Vice President or a Financial Officer of the Borrower confirming that the representations and warranties of the Borrower and each other Obligor set forth in the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects (unless the relevant representation and warranty already contains a materiality qualifier or, in the case of the representations and warranties in Sections 3.01 (first sentence with respect to the Obligors), 3.02, 3.04, 3.11 and 3.15 of the Credit Agreement and in Sections 2.01, 2.02 and 2.04 through 2.08 of the Guarantee and Security Agreement, in each such case, such representation and warranty shall be true and correct in all respects) on and as of the date hereof, or, as to any such representation or warranty that refers to a specific date, as of such specific date.

Section 5. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect and this Amendment shall not constitute a novation of the Credit Agreement or any other Loan Document. This Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral among the parties hereto with respect to the subject matter hereof. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart hereof. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

CORPORATE CAPITAL TRUST, INC.,as Borrower

By:	/s/ Chirag Bhavsar
Name:	Chirag Bhavsar
Title:	Chief Financial Officer
JPMORGAN CHASE BANK, N.A.,as Administrative Agent and a Lender

By:	/s/ Michael Kusner
Name:	Michael Kusner
Title:	Vice President – J.P. Morgan

CCT Amendment No. 1